RULE 10F-3 TRANSACTION FORM
Acquisition of Securities During Affiliated Underwritings

Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
BlackRock Funds, BlackRock Global Long/Short Credit Fund  (BR-GC)
GuideStone Funds Low Duration Portfolio   (GUIDE)
BlackRock Bond Allocation Target Shares: Series C
Portfolio   (BATSC)


The Offering

Key Characteristics (Complete ALL Fields)

Date of Offering Commencement:
02-06-2013

Security Type:
BND/CORP

Issuer
ING U.S., Inc.  (2018)

Selling Underwriter
J.P. Morgan Securities LLC

Affiliated Underwriter(s)
[x] PNC
[ ] Other:  PNC, BNY Mellon Capital Markets, LLC for GUIDE

List of Underwriter(s)

D  Deutsche Bank Securities Inc., J.P.
Morgan Securities LLC, RBC Capital
Markets, LLC, SunTrust Robinson
Humphrey, Inc., ING Financial Markets
LLC, BNY Mellon Capital Markets, LLC,
Citigroup Global Markets Inc., Merrill
Lynch, Pierce, Fenner & Smith
Incorporated, Barclays Capital Inc.,
Credit Suisse Securities (USA) LLC,
Goldman, Sachs & Co., Morgan Stanley &
Co. LLC, UBS Securities LLC, U.S.
Bancorp Investments, Inc., BNP Paribas
Securities Corp., Credit Agricole
Securities (USA) Inc., Lloyds Securities
Inc., Mitsubishi UFJ Securities (USA),
Inc., nabSecurities, LLC, PNC Capital
Markets LLC, Scotia Capital (USA) Inc.,
Standard Chartered Bank, The Williams
Capital Group, L.P., Wells Fargo
Securities, LLC



Transaction Details

Date of Purchase
02-06-2013

Purchase Price/Share
(per share / % of par)
$99.824

Total Commission, Spread or Profit
0.600

1.	Aggregate Principal Amount Purchased (a+b)
$38,000,000

a. US Registered Funds
(Appendix attached with individual Fund/Client purchase)
$3,950,000

b. Other BlackRock Clients
$34,050,000

2.	Aggregate Principal Amount of Offering
$1,000,000,000

Fund Ratio
[Divide Sum of #1 by #2] Must be less than 0.25
(unless securities are Government Securities)
0.038


Legal Requirements

Offering Type (check ONE)

The securities fall into one of the following transaction types (see Definitions):
[ ] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[x] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities [Issuer must have 3 years of continuous operations]
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering

Timing and Price (check ONE or BOTH)

[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[x]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[x]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.



Completed by:
Dillip Behera                              Date:  02-08-2013
Global Syndicate Team Member


Approved by:
Steven DeLaura                          Date:  02-18-13
Global Syndicate Team Member